UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2013

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

In a Current Report on Form 8-K dated November 6, 2013, the Federal Home Loan Bank of New York ("Bank") reported the election to the Bank’s Board of Directors ("Board"), for terms beginning on January 1, 2014, of new New Jersey Member Director Mr. Gerald H. Lipkin, current New York Member Director Mr. James W. Fulmer, new New York Member Director Mr. Monte N. Redman, new Puerto Rico Member Director Mr. Carlos J. Vázquez, current Independent Director Mr. Michael M. Horn, and new Independent Director Mr. Larry E. Thompson (collectively, the "2014 Elected Directors").

8-K rules require that Board committee assignments which were not known at the time of the election of a director be reported when known. On December 19, 2013, the 2014 Elected Directors were appointed by the Board to serve on the following Board committees in the following capacities in 2014:

• Mr. Lipkin will serve on the Government and Congressional Affairs, Risk and Strategic Planning Committees;
• Mr. Fulmer will serve as Chair of the Corporate Governance Committee and serve on the Executive and Compensation and Human Resources Committees;
• Mr. Redman will serve on the Audit, Compensation and Human Resources and Corporate Governance Committees;
• Mr. Vázquez will serve on the Government and Congressional Affairs, Risk and Strategic Planning Committees;
• Mr. Horn will serve as Chair of the Executive Committee; and
• Mr. Thompson will serve as Vice Chair of the Risk Committee and serve on the Audit and Housing Committees.

In addition, Mr. Horn, who currently serves as the Board Chair, was re-elected by the Board on December 19, 2013 to serve as the Board Chair for the period beginning on January 1, 2014 through and including December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 20, 2013	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer